SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):      March 26, 2007
TRUE NORTH ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51519	98-043482
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2 Allen Center, 1200 Smith Street	77002
16th Floor, Houston, Texas	(Zip Code)
(Address of principal executive offices)

(713) 353-3948

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

BP America Production Company A. Major Heirs No. 1 Prospect

The A. Major Heirs No. 1 test well located in Pointe Coupee Parish, Louisiana (the “Test Well”) targeting Tuscaloosa Sands reached its objective zone at a measured depth of approximately 18,550 feet on March 24, 2007. The Test Well was logged and evaluated from March 24 to 26, 2007. The Test Well was drilled pursuant to a Development Agreement (the “Agreement”) made effective as of January 1, 2007 between us and BP America Production Company (“BP”). We had the right to earn an 8.75% working interest in the Test Well. Following the evaluation, the Test Well was deemed not to contain commercial hydrocarbon accumulations and BP has elected to plug and abandon the open hole portion of the well. In the process of evaluation, it was determined that the Test Well crossed a previously unknown fault that isolated the Test Well from a target fault block which was contemplated in the Agreement. BP decided, as set forth in a letter agreement dated March 28, 2007 between BP and us, to sidetrack the Test Well from 17,380 feet measured depth and attempt to drill the well to a new bottom hole location approximately 200 to 300 feet west of the current bottom hole location of the Test Well to a depth sufficient to test the stratigraphic equivalent of the Tuscaloosa B-1 through C-1 sands as seen at between 18,070 and 18,485 feet (electrical log measurement) in the Amerex - Major Heirs No. 1 well, located in Section 47, Township 4 South, Range 10 East, Pointe Coupee Parish, Louisiana, or to a measured depth of 18,600 feet, whichever is shallower. At that point, if BP shall determine, in its sole opinion, that those sands are commercially productive, it will set a liner in the sidetrack hole of the well and drill out to test the Tuscaloosa C-2 sand which is expected to be seen in the next 200 to 400 feet of sidetrack. Notwithstanding that the Test Well has been drilled to the objective zone, that we have not earned an interest in the prospect, and that the sidetrack proposal is not a “Substitute Well” under the terms of the Agreement, BP has offered us and we have accepted the opportunity to earn an interest in the prospect as if the sidetrack operations were part of the original drilling operations for the Test Well (including, but not limited to, our obligation to pay our promoted share of the sidetrack drilling costs). Pursuant thereto, the Agreement has been amended in Sections 1.21 (“Initial Well”), 1.24 (“Objective Zone”), and 2.2 (dealing with BP’s decision to attempt to complete the sidetrack well as a producer, whether in the objective zone or in a shallower zone, to deepen the well to the deep objective zone, or to abandon the initial well as a dry hole). Further, a new Section 1.39 (“Deep Objective Zone”) has been added to the Agreement. Except as set forth in the Letter Agreement, the Agreement remains in full force and effect.

The estimated cost of the first part of the sidetrack (Tuscaloosa B-1 through C-1 sands) is approximately $3,500,000 with an estimated cost of an additional $3,100,000 to complete through the Tuscaloosa C-1 sand. If BP elects to set the liner to drill to the Tuscaloosa C-2 sand, the additional cost thereof is estimated at $1,500,000. The current estimated cost for the drilled Test Well, including the estimated cost to plug the open hole portion of the original part of the Test Well, is $11,640,000. At the time of the Agreement, the estimated cost of the Test Well was $14,862,000. BP has agreed to apply the approximately $3,222,000 in surplus to the sidetracking operation. We are obligated to pay our proportionate share of the remaining drilling (11.67%) and completion / abandonment (8.75%) costs associated with the sidetracking operation. BP has the drilling rig on location and is presently moving forward with the sidetracking operation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Report are as follows:

Exhibit 10.1	Letter Agreement dated March 20, 2007 between Registrant and BP America Production Company.

Exhibit 10.2	Letter Agreement dated March 28, 2007 between Registrant and BP America Production Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH ENERGY CORPORATION

Dated:March 30, 2007	By:	/s/ John Folnovic
Name: John I. Folnovic
Title: President and Chief Executive Officer